Exhibit 99.2

PB&H

PATTILLO, BROWN & HILL, L.L.P.
CERTIFIED PUBLIC ACCOUNTANTS ■ BUSINESS CONSULTANTS

May 23, 2011

Great Spirits /
Hallmark Human Resources, Inc. and Subsidiaries
3107 Fall Creek Highway
Granbury, Texas 76049

We regret to inform you that effective May 19, 2011, we will cease our services as your accountants. Effective immediately our Firm will no longer be performing attest services for public companies registered with the SEC. We have reached this decision reluctantly and after substantial deliberation.

We look forward to helping you make a smooth transition with your new accountants.

Very truly yours,
Pattillo, Brown & Hill, L.L.P.

Steve Bostick

Steve Bostick, CPA